                                                                 EXHIBIT 10.42


                             BASIC LEASE INFORMATION


Lease Date:                                      , 1996
                                  ---------------

Tenant:                           Fibreboard Corporation

Tenant's Address:                 2121 N. California Boulevard
                                  Suite 560
                                  Walnut Creek, California  94596

Contact:                          Mike Douglas  Telephone: (510) 274-0700

Landlord:                         The Equitable-Nissei Dallas Company,
                                  a joint venture

Landlord's Address:               2200 Ross Avenue, Suite 3700
                                  Dallas, Texas 75201

Contact:                          Ray Mackey
                                  Telephone: 214-979-6100

Premises:                         Suite No. 3600 in the office building (the
                                  "Building") located on the land described as City Block 256, Dallas, Dallas County,
                                  Texas and whose street address is 2200 Ross
                                  Avenue, Dallas, Texas (the "Land").  The
                                  Premises are outlined on the plan attached to the Lease as Exhibit A.

Term: 180 months, commencing September 1, 1996 (the "Commencement Date") and ending at 5:00 p.m. August 31, 2011, subject to adjustment and earlier termination as provided in the Lease.

Basic
Rental: $31,590.29 per month for the first 5 years of the Term; $35,005.46 per month for the next 5 years of the Term; and $40,128.21 per month for the next 5 years of the Term.

Rent: Basic Rental, Tenant's Proportionate Share of Electrical Costs, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:                    General Office

Tenant's
Proportionate
Share: 1.7413%, which is the percentage obtained by dividing (i) the 20,491 rentable square feet in the Premises by (ii) the 1,176,736 rentable square feet in the Building.

Expense Stop:                     1996 base year.

Initial Liability
Insurance Amount:                 $5,000,000.

Maximum
Construction
Allowance:                        $12.00 per rentable square foot.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                                           TENANT:
--------                                            ------
THE EQUITABLE-NISSEI DALLAS COMPANY,                FIBREBOARD CORPORATION,
a joint venture                                     a Delaware corporation

By:     The Equitable Life Assurance                By:_________________________
        Society of the United States,               Name:_______________________
        a New York corporation,                     Title:______________________
        its Managing Venturer



        By:___________________________
        Name:_________________________
        Title:________________________

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
DEFINITIONS AND BASIC PROVISIONS. . . . . . . . . . . . . . . . . .          1

LEASE GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
     a. Payment . . . . . . . . . . . . . . . . . . . . . . . . . .          1
     b. Intentionally Deleted . . . . . . . . . . . . . . . . . . .          2
     c. Electrical Costs  . . . . . . . . . . . . . . . . . . . . .          2
     d. Annual Cost Statement . . . . . . . . . . . . . . . . . . .          2
     e. Adjustments to Electrical Costs . . . . . . . . . . . . . .          2

DELINQUENT PAYMENT; HANDLING CHARGES. . . . . . . . . . . . . . . .          2

LANDLORD'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . .          2
     a. Services  . . . . . . . . . . . . . . . . . . . . . . . . .          2
     b. Excess Utility Use  . . . . . . . . . . . . . . . . . . . .          3
     c. Discontinuance  . . . . . . . . . . . . . . . . . . . . . .          3
     d. Restoration of Services; Abatement  . . . . . . . . . . . .          4

IMPROVEMENTS;ALTERATIONS; REPAIRS; MAINTENANCE. . . . . . . . . . .          4
     a. Improvements; Alterations . . . . . . . . . . . . . . . . .          4
     b. Repairs; Maintenance  . . . . . . . . . . . . . . . . . . .          5
     c. Performance of Work . . . . . . . . . . . . . . . . . . . .          5
     d. Mechanic's Liens  . . . . . . . . . . . . . . . . . . . . .          5

USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5

ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . .          6
     a. Transfers; Consent  . . . . . . . . . . . . . . . . . . . .          6
     b. [Intentionally Deleted.]  . . . . . . . . . . . . . . . . .          6
     c. Additional Compensation.  . . . . . . . . . . . . . . . . .          6

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY. . . . . . . . . . . . .          6
     a. Insurance . . . . . . . . . . . . . . . . . . . . . . . . .          6
     b. Waiver of Negligence Claims; No Subrogation . . . . . . . .          7
     c. Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .          7

SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE. . . . . .          8
     a. Subordination . . . . . . . . . . . . . . . . . . . . . . .          8
     b. Attornment  . . . . . . . . . . . . . . . . . . . . . . . .          8
     c. Notice to Landlord's Mortgagee  . . . . . . . . . . . . . .          8

RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . .          8

CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
     a. Taking - Landlord's and Tenant's Rights . . . . . . . . . .          8
     b. Taking - Landlord's Rights  . . . . . . . . . . . . . . . .          8
     c. Award . . . . . . . . . . . . . . . . . . . . . . . . . . .          9

FIRE OR OTHER CASUALTY. . . . . . . . . . . . . . . . . . . . . . .          9
     a. Repair Estimate . . . . . . . . . . . . . . . . . . . . . .          9
     b. Landlord's and Tenant's Rights  . . . . . . . . . . . . . .          9
     c. Landlord's Rights . . . . . . . . . . . . . . . . . . . . .          9
     d. Repair Obligation . . . . . . . . . . . . . . . . . . . . .          9

TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9

EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . .         10

REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

PAYMENT BY TENANT; NON-WAIVER . . . . . . . . . . . . . . . . . . .         11
     a. Payment by Tenant . . . . . . . . . . . . . . . . . . . . .         11
     b. No Waiver . . . . . . . . . . . . . . . . . . . . . . . . .         12

SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . .         12

HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . .         12

CERTAIN RIGHTS RESERVED BY LANDLORD . . . . . . . . . . . . . . . .         12

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
     a. Landlord Transfer . . . . . . . . . . . . . . . . . . . . .         13
     b. Landlord's Liability  . . . . . . . . . . . . . . . . . . .         13
     c. Force Majeure . . . . . . . . . . . . . . . . . . . . . . .         13
     d. Brokerage . . . . . . . . . . . . . . . . . . . . . . . . .         13
     e. Estoppel Certificates . . . . . . . . . . . . . . . . . . .         14
     f. Notices . . . . . . . . . . . . . . . . . . . . . . . . . .         14
     g. Separability  . . . . . . . . . . . . . . . . . . . . . . .         14
     h. Amendments; and Binding Effect  . . . . . . . . . . . . . .         14
     i. Quiet Enjoyment   . . . . . . . . . . . . . . . . . . . . .         14
     j. Joint and Several Liability . . . . . . . . . . . . . . . .         14
     k. Captions  . . . . . . . . . . . . . . . . . . . . . . . . .         14
     l. No Merger . . . . . . . . . . . . . . . . . . . . . . . . .         15
     m. No Offer  . . . . . . . . . . . . . . . . . . . . . . . . .         15
     n. Tax Protest . . . . . . . . . . . . . . . . . . . . . . . .         15
     o. Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . .         16
     p. Entire Agreement  . . . . . . . . . . . . . . . . . . . . .         16

SPECIAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .         16

                                      LEASE


         THIS LEASE AGREEMENT (this "Lease") is entered into as of , 1996, between THE EQUITABLE-NISSEI DALLAS COMPANY, a joint venture ("Landlord"), and FIBREBOARD CORPORATION, a Delaware corporation ("Tenant").

DEFINITIONS AND
BASIC PROVISIONS

         1. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

         2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM

         3. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then
   (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date,
   (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter). Notwithstanding anything herein to the contrary, Landlord shall make the portion of the Premises designated as "Area A" on Exhibit H available for the commencement of the Work (as defined in Exhibit D) no later than July 15, 1996, and shall make the portion of the Premises designated as "Area B" on Exhibit H available for the performance of the Work no later than August 12, 1996.

RENT

         4. a. Payment. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Exhibit C, without deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable on the Commencement Date; thereafter, monthly installments of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

         b. [Intentionally Deleted.]

         c. Electrical Costs. Tenant shall pay to Landlord an amount equal to the product of (i) the cost of all electricity used by the Building except for excess electrical use reimbursed to Landlord by tenants ("Electrical Costs"), multiplied by (ii) Tenant's Proportionate Share. Such amount shall be payable monthly based on Landlord's estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter unless Landlord has theretofore furnished Tenant with information indicating the amount due, in which event such amount shall be due within ten days after Landlord has delivered to Tenant an invoice therefor.

         d. Annual Cost Statement. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "Annual Cost Statement") for the previous year adjusted as provided in Section 4.e. If the Annual Cost Statement reveals that Tenant paid more for Electrical Costs than Tenant's Proportionate Share of Electrical Costs in the year for which such statement was prepared, then Landlord shall promptly reimburse or credit Tenant such excess; likewise, if Tenant paid less than Tenant's Proportionate Share of Electrical Costs, then Tenant shall promptly pay Landlord such deficiency.

         e. Adjustments to Electrical Costs. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

DELINQUENT
PAYMENT;
HANDLING CHARGES

         5. All payments required of Tenant hereunder shall bear interest from the date due until paid at the per annum rate of three percent (3%) in excess of the Prime Rate. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

         6. [Intentionally Deleted.]

LANDLORD'S
OBLIGATIONS

         7. a. Services. Provided no Event of Default exists, Landlord shall use all reasonable efforts to furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (iii) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current during normal business hours other than for special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If
   Tenant desires any of the services specified in this Section 7.a at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the reasonable cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor.

         b. Excess Utility Use. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord, which consent shall not be unreasonably withheld or delayed. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the reasonable cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

         c. Discontinuance. Landlord's obligation to furnish services under
   Section 7.a shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. If required by law or the supplier of a service, Landlord may, upon not less than 30-days' prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service.

         d. Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided below, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than 15 consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 15 day period) that Tenant is so prevented from making reasonable use of the Premises. In the event (i) such unavailability of services (A) was not the result of a casualty described in
   Section 15 of this Lease, (B) was not caused in whole or in part by Tenant or Tenant's agents, employees or contractors, and (C) Tenant is prevented from making reasonable use of the Premises, (ii) the curing of such unavailability of services is within the reasonable control of Landlord, and (iii) such unavailablity of services shall not be cured within sixty (60) days following the occurrence of such event, Tenant shall have the right to terminate this Lease by delivering to Landlord written notice of such termination prior to the restoration of such services.

IMPROVEMENTS;
ALTERATIONS;
REPAIRS;
MAINTENANCE

         8. a. Improvements; Alterations. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Landlord agrees not to unreasonably withhold or delay its consent with respect to non-structural alterations which do not affect the Building systems and are not visible from the exterior of the Premises. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. Landlord agrees not to unreasonably withhold or delay its consent with respect to such items that are not visible from the exterior of the Premises. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Notwithstanding anything in this Lease to the contrary, with respect to the Premises Tenant shall be responsible for complying with the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time (collectively, the "ADA"). Landlord shall be responsible for complying with the ADA with respect to the common areas of the Building.

         b. Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The reasonable cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

         c. Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record, which approval shall not be unreasonably withheld or delayed.

         d. Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including reasonable expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

USE

         9. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

ASSIGNMENT AND
SUBLETTING

         10. a. Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), (i) advertise that any portion of the Premises is available for lease, (ii) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (iii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iv) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (v) sublet any portion of the Premises, (vi) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vii) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (ii) through (vii) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasnable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. Landlord shall have a period of seven (7) calendar days following receipt of such notice within which to notify Tenant in writing that Landlord either agrees to such transfer or the basis for Landlord's decision not to approve of such Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

         b. [Intentionally Deleted.]

         c. Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, 50% of all compensation received by Tenant for a Transfer that exceeds the Basic Rental and Tenant's share of Electrical Costs and Excess allocable to the portion of the Premises covered thereby.

INSURANCE;
WAIVERS;
SUBROGATION;
INDEMNITY

         11. a. Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (i) comprehensive general liability insurance in amounts of not less than a combined single limit of $5,000,000 (the "Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, and Landlord's agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (iii) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises, and (iv) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

         b. Waiver of Negligence Claims; No Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or apply to any coinsurance penalty which Landlord might sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

         c. Indemnity. Subject to Section 11.b, Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (except to the extent a Loss arises from the gross negligence or willful misconduct of Landlord or its agents). This indemnity provision shall survive termination or expiration of this Lease. Subject to Section 11.b., Landlord shall defend, indemnify, and hold harmless Tenant and its officers, directors, employees and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees) for any Loss arising from Landlord's or its agents' gross negligence or willful misconduct. This indemnity provision shall survive the termination or expiration of this Lease.

SUBORDINATION
ATTORNMENT;
NOTICE TO
LANDLORD'S
MORTGAGEE

         12. a. Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

         b. Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

         c. Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

RULES AND
REGULATIONS

         13. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION

         14. a. Taking - Landlord's and Tenant's Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

         b. Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of
   Section 14.a.

         c. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

FIRE OR OTHER
CASUALTY

         15. a. Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 30 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

         b. Landlord's and Tenant's Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 135 days after the date of the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.c) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

         c. Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

         d. Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

TAXES

         16. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which

   Tenant is liable are levied or assessed against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures, then Tenant shall, within ten (10) days after Landlord has delivered notice of such taxes to Tenant, either pay the amount of such taxes or diligently contest such taxes and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay such taxes and Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF DEFAULT

         17. Each of the following occurrences shall constitute an "Event of Default":

         a. Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), upon the expiration of a period of ten (10) days following written notice to Tenant of such failure; provided, however, that Landlord shall not be required to send such written notice to Tenant more than twice in any one calendar year and after such two (2) written notices, Landlord shall have no obligation to give Tenant written notice of any subsequent default during the remainder of such calendar year and Tenant's failure or refusal to timely pay Rent or other sums hereunder when due during the remainder of such calendar year shall constitute an Event of Default;

         b. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building) within 10 days following written notice thereof to Tenant; provided, however, that in the event Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease cannot reasonably be cured within ten
   (10) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within the ten (10) day period and thereafter diligently prosecutes the curing thereof;

         c. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17.c, any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure, which petition remains undischarged for a period of sixty (60) days;

         d. Tenant shall desert or vacate any portion of the Premises for a continuous period in excess of seven (7) days following written notice to Tenant; provided, however, that such desertion or vacation shall not be a default pursuant to this Lease so long as (i) Tenant performs all of its obligations in accordance with this Lease, and (ii) so long as the Premises are left in good condition and repair and in a clean condition which does not detract from the appearance of the Building or the Premises; and

         e. The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDIES

         18. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

         a. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19.a., and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

         b. Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 19.a., and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.b. If Landlord elects to proceed under this Section 18.b., it may at any time elect to terminate this Lease under Section 18.a.

   Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

PAYMENT BY TENANT;
NON-WAIVER

         19. a. Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, excluding any costs of tenant improvements, tenant moving allowances or tenant finish work,
   (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including reasonable brokerage commissions, and other reasonable costs incidental to such reletting), (v) performing
   Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

         b. No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

         20. [Intentionally Deleted.]

SURRENDER OF
PREMISES

         21. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER

         22. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 135% of the daily Basic Rental payable during the last month of the Term, or (b) the prevailing market rental rate in the Building for similar space.

CERTAIN RIGHTS
RESERVED BY
LANDLORD

         23. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy and quiet enjoyment of the Premises, Landlord shall have the following rights:

         a. To make reasonable inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

         b. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

         c. To change the name by which the Building is designated; and

         d. To enter the Premises at all reasonable hours after reasonable prior notice (which notice may be oral or written) to show the Premises to prospective purchasers, lenders, or tenants.

         24. [Intentionally Deleted.]

MISCELLANEOUS

         25. a. Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease and the transferee assumes all obligations of Landlord hereunder, then Landlord shall thereby be released from any further obligations hereunder.

         b. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

         c. Force Majeure. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

         d. Brokerage. Except for Crawford & Co. and Trammell Crow Dallas/Ft. Worth, Inc., who shall be paid by Landlord pursuant to separate agreements, Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all reasonable costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

         e. Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

         f. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

         g. Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         h. Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

         i. Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

         j. Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

         k. Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

         l. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

         m. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

         n. Tax Protest. Except for taxes set forth in Section 16, Tenant has no right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a "Taxing Authority"). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for all reasonable costs, charges and expenses incurred by, or otherwise asserted against, Landlord as a result of any tax protest or appeal by Tenant, including, reasonable appraisal costs, tax consultant charges and attorneys' fees (collectively, the "Tax Protest Costs"). If, as a result of Tenant's tax protest or appeal, the appraised value for the Project is increased above that previously determined by the Taxing Authority (such increase, the "Value Increase") for the year covered by such tax protest or appeal (such year, the "Protest Year"), then Tenant must pay Landlord, in addition to all Tax Protest Costs, an amount (the "Additional Taxes") equal to the sum of the following: (i) the product of the Value Increase multiplied by the tax rate in effect for the Protest Year; plus (ii) the amount of additional taxes payable during the five (5) year period following the Protest Year, such amount to be calculated based upon the Value Increase multiplied by the tax rate estimated to be in effect for each year during such five (5) year period. Tenant must pay all Additional Taxes - even those in excess of Tenant's proportionate share and which may relate to years beyond the term of this Lease. The Additional Taxes will be conclusively determined by a tax consultant selected by Landlord, without regard to whether and to what extent Landlord may be able in years following the Protest Year to reduce or otherwise eliminate any Value Increase. All Tax Protest Costs and Additional Taxes must be paid by Tenant within five (5) days following written demand by Landlord.

         o. Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

                       Exhibit A - Outline of Premises
                       Exhibit B - Building Rules and Regulations
                       Exhibit C - Operating Expense Escalator
                       Exhibit D - Tenant Finish Work: Allowance
                       Exhibit E - Parking
                       Exhibit F - Extension Option
                       Exhibit G - Tenant's Preferential Right to
                                             Lease
                       Exhibit H - Areas A and B

         p. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

SPECIAL PROVISIONS

         26. a. Moving Allowance. Landlord shall pay to Tenant a moving allowance equal to those costs and expenses which are actually incurred by Tenant if such costs and expenses are due and payable to third parties and are necessary to effectuate Tenant's relocation to the Premises; provided, however, that Landlord shall not be obligated to pay an amount in excess of the product of (i) the number of rentable square feet in the Premises multiplied by (ii) $3.00. Such allowance shall be due and payable 30 days after Tenant's delivery to Landlord of the paid invoices evidencing such expense. In the event the moving expenses do not exceed the moving allowance, Tenant may use such excess moving allowance to pay for the costs of constructing the Work (as defined in Exhibit D hereof).

         b. Lobby Improvements. Landlord shall re-paint and re-carpet the elevator lobby on the 36th floor of the Building with matching paint and carpet which Tenant selects with respect to the Premises, provided that Landlord determines, in its sole discretion, that such paint and carpet selected by Tenant is appropriate for a class A office building multi-tenant elevator lobby.

         c. Refurbishment Allowance. Provided there is then no uncured Event of Default, upon the expiration of the seventh year of the Term of the Lease, Landlord shall provide Tenant with a refurbishment allowance (the "Refurbishment Allowance") in an amount equal to the product of $5.00 multiplied by the number of rentable square feet of area then in the Premises, to improve and refurbish the Premises pursuant to plans and specifications approved by Landlord and Tenant and such refurbishment work to be performed by contractors approved by Landlord and Tenant. The Refurbishment Allowance shall not be disbursed to Tenant in cash, but shall be paid by Landlord if, as, and when such costs are actually incurred.

   EXCEPT AS EXPRESLLY SET FORTH TO THE CONTRARY IN THIS LEASE, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

        DATED as of the date first above written.

LANDLORD:                                           TENANT:
--------                                            ------
THE EQUITABLE-NISSEI DALLAS COMPANY,                FIBREBOARD CORPORATION,
a joint venture                                     a Delaware corporation

By:     The Equitable Life Assurance                By:_________________________
        Society of the United States,               Name:_______________________
        a New York corporation,                     Title:______________________
        its Managing Venturer



        By:___________________________
        Name:_________________________
        Title:________________________